Exhibit 9(iii) under Form N-1A
                              Exhibit 10 under Item 601/Reg. S-K


                              AMENDMENT NO. 1
                                    to
                                SCHEDULE A
                                  of the
                      SHAREHOLDER SERVICES AGREEMENT
                                  between
                    WESMARK FUNDS and WESBANCO BANK WHEELING
                       contract dated March 1, 1996



     WESMARK FUNDS (the `Trust'') consists of the following portfolios and classes:

     Name

WESMARK WEST VIRGINIA MUNICIPAL BOND FUND
WESMARK GROWTH FUND